Tix Corporation Reports 2009 Fourth Quarter
and Full Year Results

•	Fourth quarter 2009 revenues increase 24% to $25.7 million

•	Fourth quarter operating income improves to $1.2 million versus an operating loss of $(32.9) million for the same period a year ago

•	Net loss for the fourth quarter narrows to $(1.3) million, or $(0.04) per diluted share, compared with $(33.0) million, or $(1.02) per diluted share, for 2008 period

•	Revenues for the year advance 18% to $81.8 million while EBITDA rose to $2.0 million from a loss of $(30.1) million

•	Net loss for 2009 declines to $(0.02) per diluted share compared with $(1.08) per diluted share in 2008

•	The Company generated $6.2 million of cash flow from its operations.

•	Tix4Tonight discount show and dinners division increases its revenues by 40% to $17.9 million for the year

•	The Company’s cash balance stood at $9.9 million as of December 31, 2009 compared to $9.2 million as of December 31, 2008; the Company had no debt.

•	Company expects continued revenue growth and improved profitability for the current year

•	The United States Patent and Trademark Office has awarded and issued the Company a United States patent on a "Ticket Distribution System."

•	The Company repurchased 1,326,000 shares of its common stock in the fourth quarter of 2009.

STUDIO CITY, CA, March 16, 2010 – Tix Corporation (Nasdaq: TIXC), a leading integrated entertainment company providing discount and premium ticketing services, event and branded merchandising, and production/promotion of live concert and theatrical events, today reported results for the fourth quarter and full year ended December 31, 2009.

Fourth quarter 2009 revenues increased 24.2% to $25.7 million, compared to $20.7 million recorded in the comparable period last year. In the fourth quarter of 2009, commissions and fees generated by the Company’s Ticketing Services segment were $4.9 million, revenue from Exhibit Merchandising was $1.7 million and revenue from Live Entertainment was $19.1 million. The consolidated net loss for the fourth quarter was $(1.3) million, or $(0.04) per diluted common share, compared to a net loss of $(33.0) million, or $(1.02) per diluted common share, reported in the fourth quarter of 2008, which included an impairment charge of $33.1 million related to goodwill and intangible assets.

The Company's revenue for the year ended December 31, 2009 was $81.8 million, compared to $69.5 million for the year prior.  For 2009, the Company recorded a net loss of $(518,000), or $(0.02) per diluted share, compared to a net loss of $(34.7) million, or $(1.08) per diluted share for 2008, which included the impairment charge noted above.

The Company increased its cash balance to $9.9 million as of December 31, 2009 compared to $9.2 million as of December 31, 2008. In addition, the Company had no debt.

Mitch Francis, CEO of Tix Corporation stated, “Our positive results last year were primarily driven by the performance of our Tix4Tonight discount ticket business as consumers continue to seek the maximum value for their entertainment dollar.  For the year, we sold nearly 1.4 million discount tickets, an increase of 29% over 2008.  We also increased the number of dinner reservations sold last year by 42% to 371,000.  We are well-positioned to continue growing this business segment as a result of our recent acquisition of All Access Entertainment, a discount ticket service with five facilities in Las Vegas.  This acquisition will enable us to reach more customers with our inventory of unsold, highly discounted tickets to great Las Vegas shows, benefiting both consumers and producers.  In the past year, we expanded to eight locations with the opening of two new ticket locations. The acquisition added five discount ticket stores for a total now of thirteen. We anticipate that we will reach $100 million mark in terms of gross ticket sales this year.”

Mr. Francis continued, “Our Exhibit Merchandising segment was profitable for 2009.  We expect further financial improvements as a result of a new royalty agreement we negotiated with exhibition producers, which reduced our royalty rate by 25%, and we expect that it will result in a savings of $30,000 per month in royalty expense.  We are very excited about the prospects for the Exhibit Merchandising segment as it will be providing and operating the retail specialty stores for the next exhibition tour by Arts and Exhibitions International, LLC, ‘Cleopatra: The Search for the Last Queen of Egypt,’ when it makes its worldwide debut in Philadelphia at The Franklin Institute, and runs from June 5, 2010 to January 2, 2011, before moving on to four other cities that are currently scheduled."

Rounding out his review of the year, Mr. Francis said, “Our Live Entertainment segment, Tix Productions’ (TPI) subscription series shows sold slower than anticipated last year; however, this was offset by stronger than expected sales of shows such as ‘Walking with Dinosaurs.’ Shows that are produced or presented by TPI such as David Copperfield, Rain, and Lord of the Dance continue to perform in line with our expectations.”

The Company made an investment in a venture to develop, promote and produce “The 101 Dalmatians Musical.” The investment represented a 40% interest in the show and is accounted for using the equity method of accounting. The financial performance of the venture has been disappointing. As a result of the poor financial performance of the show, we believe our equity investment in the show is impaired, and have written down the investment to its net realizable value.  The write down is reflected as a $2.6 million charge in the statement of operations under the caption “Equity in losses of non-consolidated affiliates.”

Fourth Quarter Segmental Operating Results

Ticketing Services Segment

Overall revenue from the Company's Ticketing Services segment, which includes revenue from discount and premium ticket sales, increased 26% to $4.9 million for the quarter compared to $3.9 million in the prior year period.  The increase in Ticketing Service revenues is primarily the result of a $1.0 million increase in discount show ticket commissions and fees as well as an increase in ancillary revenues.

Operating income improved 20% to $1.8 million during the quarter compared to operating income of $1.5 million in the prior year period.

The Company's discount ticketing division, Tix4Tonight, increased the number of discount show tickets sold by 20% to 363,000 tickets in the fourth quarter of 2009 compared to the comparable period in the prior year.  The gross sales value of discount show tickets sold, commissions and fees earned on the sale of discount tickets to customers increased 28% to $21.0 million.

Revenue for the discount show tickets sold grew 29% to $4.5 million during the quarter ended December 31, 2009 compared to $3.5 million in the prior year period. The increase in revenue reflects a greater demand for discount tickets as well as an increase in the average selling price per ticket in 2009 as compared to 2008.  The average selling price per ticket in fourth quarter of 2009 increased 6% to $57.89 as compared to $54.64 in the fourth quarter of 2008.

Miscellaneous revenue from discount golf and dinner reservations increased 22% to $354,000 during the quarter ended December 31, 2009 compared to $289,000 in the prior year period.

Exhibit Merchandising Segment

Exhibit Merchandising (EM), which operates retail specialty stores for touring museum exhibitions and touring theatrical productions, generated revenue of $1.7 million during the quarter, compared to $2.5 million in the prior year comparable period. Revenue was primarily derived from the Company's retail outlets associated with the sale of merchandise related to touring exhibits, and was mainly derived from "Tutankhamun and The Golden Age of the Pharaohs."

“Tutankhamun and The Golden Age of the Pharaohs” and “Tutankhamun the Golden King and the Great Pharaohs” are currently booked in museums through July 2011 and December 2012, respectively. During the fourth quarter of 2009 and 2008, attendance was relatively unchanged at the exhibits that we provide retail store services, however as a result of a competing retail venue at one of the exhibits our revenues per attendee declined to $4.51 per attendee from $6.92 per attendee.

Live Entertainment Segment

Tix Productions (TPI), which produces and presents live entertainment events, generated revenues of $19.1 million during the fourth quarter of 2009, compared to $14.3 million in the prior year comparable period.  The increase in Live Entertainment revenues is primarily the result of a 24% increase in the number of performances produced and promoted.  TPI produced and promoted 372 performances in the fourth quarter of 2009 as compared to 301 performances in the fourth quarter of 2008.

Mr. Francis concluded, "We are focused on achieving our strategic goals of becoming the leading discount ticket and group ticket seller in the US. We are re-focusing our live entertainment activities on our previous strategy of producing and presenting well known existing properties and reviewing our strategy of investing in the development and production of new shows. We continue to seek new opportunities for our event merchandising company. We are pursuing these strategic goals through both internal and external means. Internally we are looking at opportunities to enhance both revenue and operating income by increasing market share, focusing on internal cost control and streamlining our operating procedures. Externally we are looking for accretive growth opportunities through the acquisition of complementary businesses such as our acquisition of All Access Entertainment earlier this year as well as the exploitation of new and existing market opportunities.  A strong balance sheet and no debt position Tix to take advantage of the many growth opportunities we are seeing in all of our markets."

Investor Conference Call

The company will host a conference call for investors today, Tuesday, March 16, 2010, beginning at 1:30 p.m. Pacific / 4:30 p.m. Eastern. Participants may access the call by dialing (888) 549-7750 (domestic) or (480) 629-9866 (international) using passcode 4263824. In addition, the call will be webcast via the company's Web site at www.tixcorp.com, Investor Relations, where it will also be archived. A telephone replay will be available through Tuesday, March 30, 2010.  To access the replay, please dial (800) 406-7325 (domestic) or (303) 590-3030  (international), passcode 4263824.

About TIX Corporation

Tix Corporation is an integrated entertainment company providing discount and premium ticketing services, event and branded merchandising, and production/promotion of live concert and theatrical events. It currently operates thirteen discount ticket stores in Las Vegas under the Tix4Tonight marquee, and offers up to a 50 percent discount for same-day shows, concerts, attractions and sporting events, as well as discount reservations for dining. The Company also offers premium tickets to concerts, theater and sporting events throughout the United States under its Tix4AnyEvent.com brand. The Company's Exhibit Merchandising operation is engaged in branded merchandise development and sales activities related to museum exhibitions and other events, including the King Tutankhamun and Real Pirates tours; selling themed souvenir memorabilia and collector's items in specialty stores in conjunction with the specific events and venues. Tix Productions is dedicated to live concert and theatrical promotion and production throughout the United States, Canada and Europe, and operates under the banners of Magic Arts & Entertainment and NewSpace Entertainment.

Safe Harbor Statement

Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are discussed in the Company's various filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements.

Financial Tables to Follow

TIX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended December 31,
	2009	2008

Revenues	$25,675,000	$20,679,000
Operating expenses:
Direct costs of revenues	19,224,000	14,309,000
Selling and marketing expenses	1,104,000	616,000
General and administrative expenses	3,540,000	4,263,000
Impairment of goodwill	-	25,445,000
Impairment of intangible assets	-	7,687,000
Depreciation and amortization	624,000	1,226,000
Total costs and expenses	24,492,000	53,546,000
Income (loss) from operations	1,183,000	(32,867,000)
Other income (expense):
Equity in losses of nonconsolidated affiliates	(2,644,000)	-
Other income	79,000	(110,000)
Interest income	8,000	7,000
Interest expense	(3,000)	(4,000)
Other income, net	(2,560,000)	(107,000)
Loss before income tax expense	(1,377,000)	(32,974,000)
Income tax expense (benefit)	(66,000)	-
Net loss	(1,311,000)	(32,974,000)
Other comprehensive income (loss):
Foreign currency translation adjustments	18,000	123,000
Comprehensive loss	$(1,293,000)	$(32,851,000)

Net loss per common share- basic and diluted	$(0.04)	$(1.02)

Weighted average common shares outstanding - basic and diluted	32,080,099	32,386,209

- more -

TIX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2009	2008	2007

Revenues	$81,791,000	$69,545,000	$18,567,000
Operating expenses:
Direct costs of revenues	60,901,000	48,752,000	11,672,000
Selling and marketing expenses	2,520,000	3,008,000	13,475,000
General and administrative expenses, including non-cash equity-based costs of $1,715,000, $2,336,000, and $3,284,000 in 2009, 2008, and 2007, respectively (including $1,371,000, $1,753,000, and $682,000 for officers, directors and employees in 2009, 2008, and 2007, respectively)	14,031,000	14,931,000	8,117,000
Impairment of goodwill	-	25,445,000	-
Impairment of intangible assets	-	7,687,000	-
Depreciation and amortization	2,496,000	4,601,000	1,668,000
Total costs and expenses	79,948,000	104,424,000	34,932,000
Income (loss) from operations	1,843,000	(34,879,000)	(16,365,000)
Other income (expense):
Equity in losses of nonconsolidated affiliates	(2,644,000)	-	-
Other income	296,000	175,000	28,000
Interest income	40,000	59,000	96,000
Interest expense	(13,000)	(19,000)	(104,000)
Other income, net	(2,321,000)	215,000	20,000
Loss before income tax expense	(478,000)	(34,664,000)	(16,345,000)
Income tax expense	40,000	-	-
Net loss	(518,000)	(34,664,000)	(16,345,000)
Other comprehensive income (loss):
Foreign currency translation adjustments	36,000	(29,000)	-
Comprehensive loss	$(482,000)	$(34,693,000)	$(16,345,000)

Net loss per common share - basic and diluted	$(0.02)	$(1.08)	$(0.70)

Weighted average common shares outstanding - basic and diluted	32,388,829	31,962,375	23,446,349

- more -

Consolidating Statement of Operations
Three months ended December 31,

	Ticketing	Exhibit	Live		Consolidated
	Services	Merchandising	Entertainment	Corporate	and Combined

2009
Revenue	$4,882,000	$1,683,000	$19,110,000	$-	$25,675,000
Direct cost of revenues	2,088,000	1,038,000	16,098,000	-	19,224,000
Selling, general and administrative expenses	899,000	631,000	1,873,000	1,241,000	4,644,000
Depreciation and amortization	130,000	291,000	199,000	4,000	624,000
Operating income (loss)	$1,765,000	$(277,000)	$940,000	$(1,245,000)	$1,183,000

2008
Revenue	$3,852,000	$2,529,000	$14,298,000	$-	$20,679,000
Direct cost of revenues	1,442,000	1,795,000	11,072,000	-	14,309,000
Selling, general and administrative expenses	817,000	808,000	1,915,000	1,339,000	4,879,000
Impairment of goodwill	-	25,445,000	-	-	25,445,000
Impairment of intangible assets	-	7,687,000	-	-	7,687,000
Depreciation and amortization	120,000	797,000	307,000	2,000	1,226,000
Operating income (loss)	$1,473,000	$(34,003,000)	$1,004,000	$(1,341,000)	$(32,867,000)

Balances have been changed for consistency and comparability of assets and expenses.

- more -

Consolidating Statement of Operations
Twelve months ended December 31,
	Ticketing	Exhibit	Live		Consolidated
	Services	Merchandising	Entertainment	Corporate	and Combined
2009
Revenue	$18,257,000	$9,079,000	$54,455,000	$-	$81,791,000
Direct cost of revenues	6,964,000	5,462,000	48,475,000	-	60,901,000
Selling, general and administrative expenses	3,548,000	2,422,000	4,948,000	5,633,000	16,551,000
Depreciation and amortization	515,000	1,179,000	790,000	12,000	2,496,000
Operating income (loss)	$7,230,000	$16,000	$242,000	$(5,645,000)	$1,843,000

Current assets	$3,073,000	$3,127,000	$5,349,000	$4,733,000	$16,282,000
Fixed assets	670,000	478,000	82,000	78,000	1,308,000
Intangible assets and goodwill	232,000	3,851,000	6,311,000	-	10,394,000
Other non-current assets	180,000	21,000	1,371,000	6,000	1,578,000
Total assets	$4,155,000	$7,477,000	$13,113,000	$4,817,000	$29,562,000

2008
Revenue	$13,952,000	$11,030,000	$44,563,000	$-	$69,545,000
Direct cost of revenues	5,725,000	6,877,000	36,150,000	-	48,752,000
Selling, general and administrative expenses	2,720,000	3,681,000	5,884,000	5,654,000	17,939,000
Impairment of goodwill	-	25,445,000	-	-	25,445,000
Impairment of intangible assets	-	7,687,000	-	-	7,687,000
Depreciation and amortization	501,000	3,173,000	916,000	11,000	4,601,000
Operating income (loss)	$5,006,000	$(35,833,000)	$1,613,000	$(5,665,000)	$(34,879,000)

Current assets	$2,960,000	$4,969,000	$2,784,000	$3,770,000	$14,483,000
Fixed assets	583,000	711,000	109,000	30,000	1,433,000
Intangible assets and goodwill	523,000	4,769,000	6,755,000	-	12,047,000
Other non-current assets	65,000	13,000	801,000	6,000	885,000
Total assets	$4,131,000	$10,462,000	$10,449,000	$3,806,000	$28,848,000

2007
Revenue	$14,284,000	$4,283,000	$-	$-	$18,567,000
Direct operating expenses	8,829,000	2,843,000	-	-	11,672,000
Selling, general and administrative expenses	15,029,000	905,000	-	5,658,000	21,592,000
Depreciation and amortization	415,000	1,229,000	-	24,000	1,668,000
Operating income (loss)	$(9,989,000)	$(694,000)	$-	$(5,682,000)	$(16,365,000)

Current assets	$2,133,000	$5,623,000	$-	$4,251,000	$12,007,000
Fixed assets	668,000	759,000	-	21,000	1,448,000
Intangible assets and goodwill	819,000	40,820,000	-	-	41,639,000
Other non-current assets	46,000	22,000	-	6,000	74,000
Total assets	$3,666,000	$47,224,000	$-	$4,278,000	$55,168,000
Balances have been changed for consistency and comparability of assets and expenses.

- more -

TIX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008

Assets
Current assets:
Cash	$9,885,000	$9,192,000
Accounts receivable, including show revenues earned but not billed	1,911,000	1,104,000
Advances to vendors	964,000	118,000
Inventory, net	2,172,000	3,320,000
Prepaid expenses and other current assets	1,350,000	749,000
Total current assets	16,282,000	14,483,000

Property and equipment:
Office equipment and furniture	2,191,000	1,816,000
Equipment under capital lease	408,000	408,000
Leasehold improvements	394,000	364,000
Property and equipment	2,993,000	2,588,000
Less accumulated depreciation	(1,685,000)	(1,155,000)
Total property and equipment, net	1,308,000	1,433,000

Other assets:
Intangible assets:
Goodwill	5,895,000	5,639,000
Intangibles, net	4,499,000	6,408,000
Total intangible assets	10,394,000	12,047,000
Investments in and advances to nonconsolidated affiliates	1,052,000	343,000
Capitalized theatrical costs	368,000	459,000
Deposits and other assets	158,000	83,000
Total other assets	11,972,000	12,932,000
Total assets	$29,562,000	$28,848,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,357,000	$4,822,000
Accrued expenses	1,797,000	1,315,000
Current portion of capital lease obligations	60,000	51,000
Deferred revenue	160,000	100,000
Income taxes payable	-	200,000
Total current liabilities	8,374,000	6,488,000

Non-current liabilities:
Capital lease obligations, less current portion	17,000	78,000
Deferred rent	43,000	85,000
Total non-current liabilities	60,000	163,000

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized; none issued
Common Stock, $.08 par value; 100,000,000 shares authorized; 31,123,357 shares net of 2,340,103 treasury shares, and 32,345,863 shares net of 732,370 treasury shares issued at December 31, 2009 and December 31, 2008 respectively	2,678,000	2,646,000
Additional paid-in capital	89,955,000	88,062,000
Cost of shares held in treasury	(4,610,000)	(2,098,000)
Accumulated deficit	(66,902,000)	(66,384,000)
Accumulated other comprehensive loss	7,000	(29,000)
Total stockholders' equity	21,128,000	22,197,000
Total liabilities and stockholders' equity	$29,562,000	$28,848,000

- more -

TIX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
	Years Ended December 31,
	2009	2008		2007

Cash flows from operating activities:
Net loss	$(518,000)		$(34,664,000)	$(16,345,000)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	530,000		491,000	294,000
Impairment of goodwill	-		25,445,000	-
Impairment of intangible assets	-		7,687,000	-
Amortization of intangible assets	1,966,000		4,110,000	1,375,000
Fair valued common stock issued for services to employees	8,000		47,000	682,000
Fair valued common stock issued for services to consultants	119,000		395,000	8,892,000
Fair value of options issued to employees and directors	1,363,000		1,706,000	1,136,000
Fair value of warrants issued to consultants	225,000		159,000	3,440,000
Change in allowance of inventory	(45,000)		(44,000)	-
Equity in losses of nonconsolidated affiliates	2,644,000		-	-
(Increase) decrease in:
Accounts receivable	(807,000)		(456,000)	(408,000)
Advances to vendors	(846,000)		(66,000)	(52,000)
Advances to nonconsolidated affiliates	(766,000)		-	-
Inventory	1,193,000		1,077,000	(56,000)
Prepaid expenses and other current assets	(601,000)		(202,000)	107,000
Capitalized theatrical costs, deposits and other assets	16,000		(469,000)	(7,000)
Increase (decrease) in:
Accounts payable and accrued expenses	1,948,000		2,219,000	1,019,000
Income taxes payable	(200,000)		200,000	-
Deferred revenue	60,000		38,000	53,000
Deferred rent	(42,000)		(103,000)	14,000
Net cash provided by operating activities	6,247,000		7,570,000	144,000

Cash flows from investing activities:
Investment in nonconsolidated affiliates	(2,644,000)		-	-
Purchases of Domain Names	-		-	(132,000)
Purchases of property and equipment	(405,000)		(454,000)	(678,000)
Purchase of Exhibit Merchandising	-		-	(11,436,000)
Purchase of Magic Arts & Entertainment, net of cash acquired	-		(1,971,000)	-
Purchase of NewSpace Entertainment, net of cash acquired	-		(1,254,000)	-
Purchase of ticket inventory from AnyEvent	-		-	(96,000)
Purchase of AnyEvent	-		-	(300,000)
Net cash used in investing activities	(3,049,000)		(3,679,000)	(12,642,000)

Cash flows from financing activities:
Proceeds from note payable, stockholder	-		-	2,000,000
Repayment of note payable, stockholder	-		-	(2,000,000)
Proceeds from common stock subscription	-		-	17,784,000
Cost of Treasury Stock	(2,512,000)		(2,098,000)	-
Payments on capital lease obligations	(52,000)		(46,000)	(41,000)
Net proceeds from exercise of options and warrants	23,000		54,000	229,000
Net cash (used in) provided by financing activities	(2,541,000)		(2,090,000)	17,972,000

Effect of exchange rate changes on cash	36,000		(26,000)	-

Change in Cash:
Net increase	693,000		1,775,000	5,474,000
Balance at beginning of period	9,192,000		7,417,000	1,943,000
Balance at end of period	$9,885,000		$9,192,000	$7,417,000

Supplemental disclosures of cash flow information:

Cash paid for:
Income taxes	$604,000		$-	$-
Interest	$13,000		$19,000	$104,000

Non-cash investing activities:
Issuance of earn-out shares of 190,476 and originaly issued 476,190 shares of common stock in conjunction with the acquisition of Magic Arts & Entertainment - Florida, Inc. in 2009 and 2008 respectively	$256,000		$2,257,000	$-
Issuance of 571,428 shares of common stock in conjunction with the acquisition of NewSpace Entertainment, Inc.	$-		$2,595,000	$-
Issuance of 137,500 shares of common stock in conjunction with acquisition of John's Tickets, LLC	$-	$		$550,000
Issuance of 5 million shares of common stock in conjunction with the acquisition of Exhibit Merchandising, LLC	$-	$		$35,000,000

Non-cash financing activities:
Issuance of common stock to officers	-		-	671,000
Issuance of common stock as payment for accrued bonus	-		29,000	-
Equipment acquired through capital lease	-		22,000	-
Exercise of options	$69,000		$-	$-

- more -

Contact:	For Media:	For Investors:
	Michael Goodwin	Gene Marbach
	Makovsky + Co.	Makovsky + Co.
	212-508-9639	212-508-9645
	mgoodwin@makovsky.com	gmarbach@makovsky.com

or:
Daniela Viola
Makovsky + Co.
	`	212-508-9676
dviola@makovsky.com

–  end  –